Exhibit 10.31

Cornish & Carey Commercial

Oncor International

Sublease

Sublessor: Puredepth, Inc.	Subject Property: 3 Twin Dolphin Drive, Suite 350, Redwood City, California, 94065

Sublessee: Precise Software Solutions, Inc.	Date: March 24, 2008

1. Parties:
This Sublease is made and entered into as of March 20, 2008, by and between Puredepth, Inc.   (“Sublessor”), and Precise Software Solutions, Inc.   (“Sublessee”), under the Master Lease dated Novemer 7, 2007, between The Realty Associates Fund VII, L.P., a Delaware Limited Partnership, as “Lessor” and Puredepth, Inc.   (“Sublessor”), under this Sublease as “Lessee.” A copy of the Master Lease is attached hereto as Attachment I and incorporated herein by this reference.

2. Provisions Constituting Sublease:

2.1 This Sublease is subject to all of the terms and conditions of the Master Lease. Sublessee hereby assumes and agrees to perform all of the obligations of “Tenant” (and/or “Lessee”) under the Master Lease to the extent said obligations apply to the Subleased Premises and Sublessee’s use of the Common Areas, except as specifically set forth herein. Sublessor hereby agrees to use reasonable efforts to cause Lessor under the Master Lease to perform all of the obligations of Lessor thereunder to the extent said obligations apply to the Subleased Premises and Sublessee’s use of the Common Areas. Sublessee shall not commit or permit to be committed on the Subleased Premises or on any other portion of the Project any act or omission which violates any term or condition of the Master Lease. Except to the extent waived or consented to in writing by the other party or parties hereto who are affected thereby, neither of the parties hereto will, by renegotiation of the Master Lease, assignment, subletting, default or any other voluntary action, avoid or seek to avoid the observance or performance of the terms to be observed or performed hereunder by such party, but will at all times in good faith assist in carrying out all the terms of this Sublease and in taking all such action as may be necessary or appropriate to protect the rights of the other party or parties hereto who are affected thereby against impairment. Nothing contained in this Section 2.1 or elsewhere in this Sublease shall prevent or prohibit Sublessor (a) from exercising its right to terminate the Master Lease pursuant to the terms thereof (b) from assigning its interest in this Sublease or subletting the Premises to any other third party or (c) exercising any of its other continuous rights under the Master Lease.

3. Subleased Premises and Rent:

3.1 Subleased Premises:
Subject to Master Lessor’s written consent, Sublessor leases to Sublessee and Sublessee leases from Sublessor the Subleased Premises upon all of the terms, covenants and conditions contained in this Sublease. The Subleased Premises consist of approximately 4,626 square feet, measured by BOMA Standard.

THE INFORMATION CONTAINED HEREIN HAS BEEN GIVEN TO US BY THE OWNER OF THE PROPERTY OR OTHER SOURCES WE DEEM RELIABLE. WE HAVE NO REASON TO DOUBT ITS ACCURACY, BUT WE DO NOT GUARANTEE IT. ALL INFORMATION SHOULD BE VERIFIED PRIOR TO PURCHASE OR LEASE

Sublease

3.2 Rent:
Sublessee shall pay to Sublessor as Rent for the Subleased Premises the sum of $13,646.70 per month, without deductions, offset, prior notice or demand for the entire term of twenty four (24) months.  Rent shall be payable by Sublessee to Sublessor in consecutive monthly installments on or before the first day of each calendar month during the Sublease Term. If the Sublease commencement date or the termination date of the Sublease occurs on a date other than the first day or the last day, respectively, of a calendar month, then the Rent for such partial month shall be prorated and the prorated Rent shall be payable on the Sublease commencement date or on the first day of the calendar month in which the Sublease termination date occurs, respectively.

3.3 Base Year:
The Base Year is 2008.

3.4 Security Deposit:
In addition to the Rent specified above, Sublessee shall pay to Sublessor an equivalent of $15,000 as a non-interest bearing Security Deposit, payable upon signing of this Sublease, applicable to Sublessee’s obligations under the Sublease. In the event Sublessee has performed all of the terms and conditions of this Sublease during the term hereof, Sublessor shall return to Sublessee, within ten days after Sublessee has vacated the Subleased Premises, the Security Deposit less any sums due and owing to Sublessor.

4. Rights of Access and Use:

4.1 Use:
Sublessee shall use the Subleased Premises only for those purposes permitted in the Master Lease, unless Sublessor and Master Lessor consent in writing to other uses prior to the commencement thereof.

5. Sublease Term:

5.1 Sublease Term:
The Sublease Term shall be for the period commencing on June 1, 2008, and continuing through May 31, 2010.  In no event shall the Sublease Term extend beyond the Term of the Master Lease. Sublessee shall have early access from the day after Landlord gives written consent of approval of the sublease to May 31st, 2008 for office set up.

5.2 Inability to Deliver Possession:
In the event Sublessor is unable to deliver possession of the Subleased Premises at the commencement of the term due to delay attributable to the Master Lessor, including without limitation delays in providing its consent to the Sublease,  Sublessor shall not be liable for any damage caused thereby, nor shall this Sublease be void or voidable but Sublessee shall not be liable for Rent until such time as Sublessor offers to deliver possession of the Subleased Premises to Sublessee, but the term hereof shall not be extended by such delay. If Sublessee, with Sublessor’s consent, takes possession prior to commencement of the term, Sublessee shall do so subject to all the covenants and conditions hereof  (the Tenant may have early access to the space immediately after the following conditions are met: duly signed Sublease, first month’s rent and security deposit checks submitted to Sublessor, and written consent from Landlord).  In the event Sublessor has been unable to deliver possession of the Subleased Premises within 30 days from the commencement date (or 45 days in the event of a delay attributable from actions by, or obtaining consent from, the Master Lessor), Sublessee, at Sublessee’s option, may terminate this Sublease.

901 MARINERS ISLAND BOULEVARD, SUITE 125, SAN MATEO, CA 94404 • (650) 341 5800 FAX (650) 341 7024

Sublease

6. Signage:
Sublessee shall be responsible at Sublessee’s sole cost for any signage throughout the building.

7. Notices:
All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be given in the manner provided in the Master Lease, at the addresses shown on the signature page hereof. Sublessor shall notify Sublessee of any Event of Default under the Master Lease, or of any other event of which Sublessor has actual knowledge which will impair Sublessee’s ability to conduct its normal business at the Subleased Premises, as soon as reasonably practicable following Sublessor’s receipt of notice from the Lessor of an Event of Default or actual knowledge of such impairment. If Sublessor elects to terminate the Master Lease, Sublessor shall so notify Sublessee by giving at least 90 days notice prior to the effective date of such termination.

8. Broker Fee:
Upon execution of the Sublease and payment of the Security Deposit hereunder, Sublessor shall pay Cornish & Carey Commercial and Coldwell Banker Commercial, fees set forth in a separate agreement between Sublessor and Broker.

9. Compliance With Nondiscrimination Regulations:
It is understood that it is illegal for Sublessor to refuse to display or Sublease the Subleased Premises, or to assign, surrender or sell the Master Lease, to any person because of race, color, religion, national origin, sex, sexual orientation, marital status or disability.

10. Toxic Contamination Disclosure:
Sublessor and Sublessee each acknowledge that they have been advised that numerous federal, state, and/or local laws, ordinances and regulations (“Laws”) affect the existence and removal, storage, disposal, leakage of and contamination by materials designated as hazardous or toxic (“Toxics”). Many materials, some utilized in everyday business activities and property maintenance, are designated as hazardous or toxic.

Some of the Laws require that Toxics be removed or cleaned up by landowners, future landowners or former landowners without regard to whether the party required to pay for “clean up” caused the contamination, owned the property at the time the contamination occurred or even knew about the contamination. Some items, such as asbestos or PCBs, which were legal when installed, now are classified as Toxics, and are subject to removal requirements. Civil lawsuits for damages resulting from Toxics may be filed by third parties in certain circumstances.

Sublessor and Sublessee each acknowledge that Broker has no specific expertise with respect to environmental assessment or physical condition of the Subleased Premises, including, but not limited to, matters relating to: (i) problems which may be posed by the presence or disposal of hazardous or toxic substances on or from the Subleased Premises, (ii) problems which may be posed by the Subleased Premises being within the Special Studies Zone as designated under the Alquist-Priolo Special Studies Zone Act (Earthquake Zones), Section 2621-2630, inclusive of California Public Resources Code, and (iii) problems which may be posed by the Subleased Premises being within a HUD Flood Zone as set forth in the U.S. Department of Housing and Urban Development “Special Flood Zone Area Maps,” as applicable.

901 MARINERS ISLAND BOULEVARD, SUITE 125, SAN MATEO, CA 94404 • (650) 341 5800 FAX (650) 341 7024

Sublease

Sublessor and Sublessee each acknowledge that Broker has not made an independent investigation or determination of the physical or environmental condition of the Subleased Premises, including, but not limited to, the existence or nonexistence of any underground tanks, sumps, piping, toxic or hazardous substances on the Subleased Premises. Sublessee agrees that it will rely solely upon its own investigation and/or the investigation of professionals retained by it or Sublessor, and neither Sublessor nor Sublessee shall rely upon Broker to determine the physical and environmental condition of the Subleased Premises or to determine whether, to what extent or in what manner, such condition must be disclosed to potential Sublessees, assignees, purchasers or other interested parties.

11.  Indemnity:    Without limiting any of the foregoing, Sublessee agrees to indemnify, defend and hold harmless Sublessor as an Indemnified Party, according to the terms of Section 21, with respect to Indemnified Matters, as defined in the Master Lease.

12.  Liability:
In no event will Sublessee be liable for any indirect, incidental, consequential, special or exemplary damages, lost rents or lost profits arising from, connected with, or related to this agreement, if such liability results from any party other than the Sublessee, including without limitation, the Tenant, Landlord, other tenants in the facility, or their respective agents or visitors.  The limitations specified herein will survive and apply even if any limited remedy specified in this agreement is found to have failed of its essential purpose.

13.   Rent Abatement and Damages to Personal Property:
In the event Sublessor, pursuant to the terms of the Master Lease, is entitled to and receives rent abatement, then to the extent such rent abatement affects the Subleased Premises, Sublessee shall be entitled to rent abatement in an amount that the net rentable area of the Subleased Premises bears to the total net rentable area of the Master Lease, and only to the extent any such abatement applies to the Sublease term.  In addition, any amounts paid or credited to Sublessor under the terms of the Master Lease for damage to personal property shall be credited to Sublessee, subject to the same limitations set forth above.

Sublessor: PUREDEPTH, INC.

By: _________________________________________        Date: _____________________________

Sublessee: PRECISE SOFTWARE SOLUTIONS, INC.

By: _________________________________________        Date: _____________________________

901 MARINERS ISLAND BOULEVARD, SUITE 125, SAN MATEO, CA 94404 • (650) 341 5800 FAX (650) 341 7024

Sublease

NOTICE TO SUBLESSOR AND SUBLESSEE:

CORNISH & CAREY COMMERCIAL, IS NOT AUTHORIZED TO GIVE LEGAL OR TAX ADVICE; NOTHING CONTAINED IN THIS SUBLEASE OR ANY DISCUSSIONS BETWEEN CORNISH & CAREY AND SUBLESSOR AND SUBLESSEE SHALL BE DEEMED TO BE A REPRESENTATION OR RECOMMENDATION BY CORNISH & CAREY COMMERCIAL, OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR ANY TRANSACTION RELATING THERETO. ALL PARTIES ARE ENCOURAGED TO CONSULT WITH THEIR INDEPENDENT FINANCIAL CONSULTANTS AND/OR ATTORNEYS REGARDING THE TRANSACTION CONTEMPLATED BY THIS PROPOSAL.

Attachment I Master Lease

Master Lessor Consent
The undersigned, Lessor under the Master Lease attached as Attachment I, hereby consents to the subletting of the Subleased Premises described herein on the terms and conditions contained in this Sublease. This Consent shall apply only to this Sublease and shall not be deemed to be a consent to any other Sublease.

Lessor: THE REALTY ASSOCIATES FUND VII, L.P., A DELAWARE LIMITED PARTNERSHIP

By: _________________________________________        Date: _____________________________

901 MARINERS ISLAND BOULEVARD, SUITE 125, SAN MATEO, CA 94404 • (650) 341 5800 FAX (650) 341 7024